UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 24, 2020

THE LOVESAC COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38555	32-0514958
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Landmark Square, Suite 300
Stamford, Connecticut 06901

(Address of Principal Executive Offices, and Zip Code)

(207) 273-9733

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	LOVE	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment and Resignation of Director

On February 25, 2020 (the “Effective Date”), the board of directors (the “Board”) of The Lovesac Company (the “Company”) appointed Mary Fox to its Board. In addition, Ms. Fox was appointed as a member of the Compensation Committee, also as of the Effective Date.

In connection with her election to the Board, the Company entered into an offer letter with Ms. Fox, pursuant to which she was granted an award of 9,768 restricted stock units of the Company’s common stock (“RSUs”). 4,884 of the RSUs issued to Ms. Fox will vest on her one-year anniversary of the grant date and 4,884 of the RSUs will vest 50% on the one-year anniversary of the grant date and 50% on the two-year anniversary of the grant date, subject to Ms. Fox’s continued service on the Board on the vesting date. The equity award is subject to the terms and conditions of the Company’s Amended and Restated 2017 Equity Incentive Plan and the related equity award agreement, a copy of which has been filed as Exhibit 10.4 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 4, 2019. Furthermore, in accordance with the Company’s Non-Employee Director Compensation Policy, Ms. Fox is also entitled to additional cash compensation for her service on the Board and its committees.

There is no arrangement or understanding between Ms. Fox and any other person pursuant to which Ms. Fox was elected as a director of the Company. There are no family relationships between Ms. Fox and any director or executive officer of the Company, and, other than as described above, no transactions involving Ms. Fox that would require disclosure under Item 404(a) of Regulation S-K.

On February 24, 2020, Jared Rubin notified the Board of his resignation as a member of the Board, effective as of the Effective Date. Mr. Rubin also resigned as a member of the Company’s Audit Committee. Mr. Rubin’s decision to resign was not a result of a disagreement between the Company, the Board or its management and Mr. Rubin relating to the Company’s operations, policies or practices. The Company thanks Mr. Rubin for his contributions to the Board during his tenure as a director.

Item 7.01	Regulation FD Disclosure.

On February 25, 2020, the Company, issued a press release (the “Press Release”) announcing the appointment of Ms. Fox and the resignation of Mr. Rubin. A copy of the Press Release is attached to this current report on Form 8-K as Exhibit 99.1.

The information hereunder and Exhibit 99.1 hereto shall be deemed “furnished” and not “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press release, dated February 25, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LOVESAC COMPANY

Date: February 25, 2020	By:	/s/ Donna Dellomo
		Name:	Donna Dellomo
		Title:	Executive Vice President and Chief Financial Officer

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